Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF THE

CERTIFICATES OF DESIGNATIONS

OF

PREFERRED STOCK

OF

LIGHTING SCIENCE GROUP CORPORATION

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Lighting Science Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: Pursuant to Section 151 of the DGCL and the authority granted in the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company (the “Board”), by resolution duly adopted, authorized the issuance of, and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions of, the following series of preferred stock, par value $0.001 per share (“Preferred Stock”):

a.	2,656,250 shares of Preferred Stock as 6% Convertible Preferred Stock (the “6% Preferred Stock”), as evidenced by the Certificate of Designation with respect to such 6% Preferred Stock originally filed with the Secretary of State of the State of Delaware on May 10, 2005, as amended and restated on January 8, 2007;

b.	2,000,000 shares of Preferred Stock as Series B Preferred Stock (the “Series B Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series B Preferred Stock filed with the Secretary of State of the State of Delaware on October 4, 2007;

c.	251,739 shares of Preferred Stock as Series C Preferred Stock (the “Series C Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series C Preferred Stock filed with the Secretary of State of the State of Delaware on December 31, 2008;

d.	79,000,000 shares of Preferred Stock as Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series D Preferred Stock filed with the Secretary of State of the State of Delaware on September 2, 2009; and

e.	1,000,000 shares of Preferred Stock as Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock” and, collectively with the 6% Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Designated Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series E Preferred Stock filed with the Secretary of State of the State of Delaware on June 23, 2010.

SECOND: No shares of Designated Preferred Stock are outstanding and none will be issued subject to the Certificate of Designation governing such Designated Preferred Stock.

THIRD: At a duly convened meeting of the Board on March 30, 2011, the Board duly adopted the following resolutions approving the proposed elimination of the Designated Preferred Stock as follows:

WHEREAS, the Company has authorized 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), to be issued from time to time by the Board in series upon the designations determined by the Board;

WHEREAS, the Board, pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”) and the authority granted in the Company’s Certificate of Incorporation, by resolution duly adopted, authorized and designated:

(i)	2,656,250 shares of Preferred Stock as 6% Convertible Preferred Stock (the “6% Preferred Stock”), as evidenced by the Certificate of Designation with respect to such 6% Preferred Stock originally filed with the Secretary of State of the State of Delaware on May 10, 2005, as amended and restated on January 8, 2007;

(ii)	2,000,000 shares of Preferred Stock as Series B Preferred Stock (the “Series B Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series B Preferred Stock filed with the Secretary of State of the State of Delaware on October 4, 2007;

(iii)	251,739 shares of Preferred Stock as Series C Preferred Stock (the “Series C Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series C Preferred Stock filed with the Secretary of State of the State of Delaware on December 31, 2008;

(iv)	79,000,000 shares of Preferred Stock as Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series D Preferred Stock filed with the Secretary of State of the State of Delaware on September 2, 2009; and

(v)	1,000,000 shares of Preferred Stock as Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock” and, collectively with the 6% Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Designated Preferred Stock”), as evidenced by the Certificate of Designation with respect to such Series E Preferred Stock filed with the Secretary of State of the State of Delaware on June 23, 2010;

WHEREAS, on or about June 8, 2010, the Company redeemed all of the outstanding shares of 6% Preferred Stock;

WHEREAS, on September 30, 2010, the Company entered into a Stock Purchase, Exchange and Recapitalization Agreement pursuant to which it redeemed all of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock;

WHEREAS, on December 22, 2010, all of the outstanding shares of Series D Preferred Stock were automatically converted into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, the Board deems it in the best interest of the Company to eliminate the Certificate of Designations of the Designated Preferred Stock from the Company’s Amended and Restated Certificate of Incorporation; and

WHEREAS, the Board deems it in the best interest of the Company that all such Designated Preferred Stock resume the status of authorized but unissued shares of Preferred Stock;

NOW, THEREFORE, BE IT

RESOLVED, that none of the authorized shares of 6% Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, and none will be issued subject to the Certificates of Designations of such Designated Preferred Stock; and, be it further

RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company to file a certificate pursuant to Section 151(g) of the DGCL with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designations of the 6% Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be eliminated from the Company’s Amended and Restated Certificate of Incorporation; and, be it further

RESOLVED, that the Authorized Officers of the Company be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company to take all other actions and to execute and deliver such other documents, in addition to those set forth in the foregoing resolutions, as they may deem necessary or advisable in order to effect the purposes of the foregoing resolutions, and that all such actions heretofore so taken be, and they hereby are, in all respects ratified, confirmed and approved; and, be it further

RESOLVED, that all acts and doings of the Authorized Officers of the Company, whether heretofore or hereafter taken or done, which are in conformity with the purposes and intent of the foregoing resolutions shall be, and the same hereby are, in all respects ratified, confirmed and approved.

FOURTH: The “Authorized Officers” include Gregory T. Kaiser, the Company’s Corporate Secretary.

FIFTH: In accordance with Section 151(g) of the DGCL, the shares that were designated as Designated Preferred Stock hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Company, without designation as to series.

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be signed by its duly authorized officer on the 4th day of April, 2011.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory Kaiser
Name:	Gregory Kaiser
Title:	Corporate Secretary